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Exhibit 10.3


                                                                  April 24, 2001

Milton A. Alpern
Two Post Oak Lane
Natick, Massachusetts  01760


Dear Milt,

         In consideration of your continued employment with Eprise, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, on behalf of Eprise Corporation, hereby agrees as follows:

         Upon termination of your employment by Eprise other than for "Cause" (as defined below), Eprise will pay you your base salary and will continue your then-current employee welfare benefits for the six (6) month period following the date of termination. In addition to your rights to continuation of base salary and employee welfare benefits, you will be entitled to any COBRA or other statutory benefits and any conversion rights or privileges that you may have under insurance policies secured on your behalf by Eprise. Before terminating you for Cause, Eprise will provide you with notice and an opportunity to be heard. A termination will be for "Cause" if, in the reasonable judgment of the Company's board of directors, you have:

         (a) failed to perform (other than by reason of disability) or been materially negligent in the performance of your duties and responsibilities to Eprise or any of its affiliates, as they are determined from time to time by the board of directors or any officer(s) to whom you report and/or set forth in written company policies;

         (b) violated your obligations to Eprise under the terms of the Non-Disclosure/Non-Competition Agreement you executed on or about your date of hire; or

         (c) otherwise engaged in conduct that is materially harmful to the business, interests or reputation of Eprise or any of its affiliates.

         If you are in agreement with the foregoing, please sign where indicated below.

                                           Very truly yours,

                                           /s/ J.A. Forgione

                                           Joseph A. Forgione
                                           President and Chief Executive Officer


Acknowledged and agreed:


/s/ Milton A. Alpern
Milton A. Alpern
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                               EPRISE CORPORATION
                             200 Crossing Boulevard
                         Framingham, Massachusetts 01702


August 24, 2001

Milton A. Alpern
Two Post Oak Lane
Natick, Massachusetts  01760


Dear Milt,

         In consideration of your continued employment with Eprise Corporation (the "Company") and other good and valuable consideration, receipt of which is hereby acknowledged, this letter amends that certain letter agreement between the Company and you dated April 24, 2001 (the "Original Agreement"), as follows.

         In addition to the severance payments described in the Original Agreement, you will also be entitled to the severance payments described therein if you resign from the Company (or any successor to the Company's business) for "Good Reason." As used herein, "Good Reason" shall mean a material adverse change in your position with the Company or any successor, including (without limitation) a reduction in compensation, a demotion or assignment of job duties not commensurate with your current responsibilities, and/or a change in job location of more than 50 miles.

         Except as specifically amended hereby, all terms and conditions of the Original Agreement shall remain in full force and effect from and after the date hereof.

         If you are in agreement with the foregoing, please sign where indicated below.

                                           Very truly yours,

                                           /s/ J.A. Forgione

                                           Joseph A. Forgione
                                           President and Chief Executive Officer

Acknowledged and agreed:


/s/ Milton A. Alpern
Milton A. Alpern